PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                 Franklin Electronic Publishers, Incorporated
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

  The annual meeting of shareholders of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (the "Company"), a Pennsylvania corporation, will be held at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York, on Thursday, July 27, 1995, at 9:30 A.M., for the following purposes:

    (1) To elect ten directors of the Company to serve for a term of one year;

    (2) To consider and act upon a proposal to approve an increase in the number of shares with respect to which options may be granted under the Company's 1988 Stock Option Plan and certain other amendments thereto;

    (3) To ratify the appointment of auditors of the Company to serve until the next annual meeting of shareholders; and

    (4) To consider and act upon such other matters as may properly come before the meeting.

  Only shareholders of record at the close of business on June 16, 1995 are entitled to vote at the meeting.

  You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

                                     By order of the Board of Directors,

                                     GREGORY J. WINSKY,
                                     Secretary

Burlington, New Jersey
June 29, 1995

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                               ----------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 27, 1995

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (the "Company") to be used at the annual meeting of shareholders of the Company which will be held at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York, on Thursday, July 27, 1995, at 9:30 A.M., and at any adjournments thereof.

  Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

  The principal executive offices of the Company are located at One Franklin Plaza, Burlington, New Jersey 08016. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders was June 30, 1995.

  Shareholders of record at the close of business on June 16, 1995 will be entitled to one vote for each share of common stock, no par value (the "Common Stock"), of the Company then held. There were outstanding on such date 7,749,709 shares of Common Stock.

                             ELECTION OF DIRECTORS

  Ten directors will be elected at the meeting for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. EACH PROXY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee, except that the Company has agreed, pursuant to the terms of the employment agreement between the Company and Morton E. David, to nominate Mr. David for election to the Board of Directors.

                                                                       YEAR
                                                                     BECAME A
 NAME OF NOMINEE                     PRINCIPAL OCCUPATION        AGE DIRECTOR
 ---------------                     --------------------        --- --------
 Edward H. Cohen.............  Partner, Rosenman & Colin          56   1987
 Morton E. David.............  Chairman of the Board and          58   1984
                                Chief Executive Officer of the
                                Company
 Bernard Goldstein...........  Managing Director, Broadview       64   1989
                                Associates, L.P.
 Leonard M. Lodish...........  Professor of Marketing, Wharton    51   1987
                                School of
                                the University of Pennsylvania
 Howard L. Morgan............  President, Arca Group, Inc.        49   1981
 Jerry R. Schubel............  President, New England Aquarium    59   1991
 James H. Simons.............  Chairman of the Board,             57   1981
                                Renaissance
                                Technologies Corp.
 Richard E. Snyder...........  Independent business consultant    62   1995
 Michael R. Strange..........  Executive Vice President of the    47   1984
                                Company
 William H. Turner...........  Vice Chairman,                     55   1994
                                Chemical Banking Corporation

  No family relationship exists between any director and executive officer of the Company.

  Mr. Cohen is, and for more than the past five years has been, a partner in the New York City law firm of Rosenman & Colin. Mr. Cohen is a director of Phillips-Van Heusen Corporation. See "Certain Relationships and Related Transactions."

  Mr. David joined the Company in May 1984 as Chairman of the Board of Directors and Chief Executive Officer.

  Mr. Goldstein is, and for more than the past five years has been, managing director of Broadview Associates, L.P., an investment banking firm that provides services to the information technology industry. He is a director of Apple Computer, Inc., SPSS, Inc., a statistical software firm, and Sungard Data Systems, Inc., a company that provides disaster recovery and financial information services. See "Certain Relationships and Related Transactions."

  Mr. Lodish is the Samuel R. Harrell Professor of Marketing at the Wharton School of the University of Pennsylvania. He has been a Professor of Marketing since 1976, and was Chairman of the Marketing Department of the Wharton School from 1984 to 1988. He is a director of Information Resources, Inc., a marketing research and decision support systems firm, and J&J Snack Foods, Inc., a producer and marketer of specialty foods.

  Mr. Morgan is President of Arca Group, Inc., a consulting and investment management firm. From 1983 to 1990, he was President of Renaissance Technologies Corp., an investment advisory firm. He is a director of Quarterdeck Office Systems, Inc., a software company, Integrated Circuit Systems, Inc., a semiconductor manufacturer, ScanGraphic Inc., a developer of hardware and software used in image processing, Unitronix Corp., a software supplier, and HDS Network Systems, Inc., a provider of network terminals. See "Certain Relationships and Related Transactions."

  Mr. Schubel became President and Chief Executive Officer of New England Aquarium in 1994. From 1974 to 1994, Mr. Schubel was the Director of the Marine Sciences Research Center of the State University of New York at Stonybrook, New York.

  Mr. Simons has been Chairman of the Board and President of Renaissance Technologies Corp. since 1982. He is also Chairman of the Board, President and the sole shareholder of Renaissance Ventures Ltd., an investment advisory firm. Mr. Simons is a director of Numar Corp., a manufacturer of nuclear magnetic resonance oil well logging tools. See "Certain Relationships and Related Transactions."

  Mr. Snyder has, since 1994, been an independent business consultant and investor. He was the Chairman and Chief Executive Officer of Simon & Schuster from 1975 to 1994. Mr. Snyder is a director of Reliance Group Holdings, Inc., an insurance company.

  Mr. Strange has been Executive Vice President of the Company since 1985.

  Mr. Turner is Vice Chairman of Chemical Banking Corporation. For more than the past thirty years, Mr. Turner has held a variety of positions at Chemical Banking Corporation.

  The Board of Directors of the Company has two standing committees: an Audit Committee, consisting of Messrs. Simons, Cohen and Turner; and a Stock Option and Compensation Committee (the "Compensation Committee"), consisting of Messrs. Simons, Cohen, Goldstein and Morgan. The Audit Committee is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors and reviewing the results of the audit with the officers of the Company and its auditors. The Audit Committee held three meetings during the fiscal year ended March 31, 1995. The Compensation Committee is charged with administering the Company's 1988 Employee Stock Option Plan (the "Option Plan") and fixing the compensation, including salaries and bonuses, of all officers of the Company. The Compensation Committee held two meetings during the fiscal year ended March 31, 1995.

  During the fiscal year ended March 31, 1995, there were four regularly scheduled meetings of the Board of Directors and one special meeting. Each of the directors attended at least 75 percent of the aggregate number of meetings of the Board and of any Committees of the Board on which he serves.

  The Company will consider for election to the Board of Directors a nominee recommended by a shareholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Common Stock as of June 16, 1995 by (i) all those known by the Company to be the beneficial owners of more than five percent of the Common Stock, (ii) all directors and nominees for director, (iii) each executive officer of the Company named in the Summary Compensation Table on page 6 hereof, and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares listed as beneficially owned by such shareholder.

                                                            AMOUNT
                                                         BENEFICIALLY PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        OWNED       CLASS
- ------------------------------------                     ------------ ----------
Bermuda Trust Company Ltd., Trustee (1).................  1,400,000       17%
   Front Street
   Hamilton, Bermuda
Putnam Investments, Inc.................................    814,860       10%
   One Post Office Square
   Boston, Massachusetts 02109
Morton E. David (2).....................................    421,885        5%
   Franklin Electronic Publishers, Inc.
   One Franklin Plaza
   Burlington, New Jersey 08016
Michael R. Strange......................................     49,108        *
   Franklin Electronic Publishers, Inc.
   One Franklin Plaza
   Burlington, New Jersey 08016
Howard L. Morgan (3)....................................     43,850        *
   Arca Group, Inc.
   764 Mt. Moro Road
   Villanova, Pennsylvania 19085
James H. Simons (4).....................................     41,155        *
   Renaissance Technologies Corp.
   800 Third Avenue
   New York, New York 10022
Leonard M. Lodish.......................................     38,559        *
   The Wharton School
   University of Pennsylvania
   Philadelphia, Pennsylvania 19022
Bernard Goldstein.......................................     27,908        *
   Broadview Associates, L.P.
   1 Bridge Plaza
   Ft. Lee, New Jersey 07024
Edward H. Cohen.........................................     27,103        *
   Rosenman & Colin
   575 Madison Avenue
   New York, New York 10022
Jerry R. Schubel........................................     25,647        *
   New England Aquarium
   Central Wharf
   Boston, Massachusetts 02110

                                                           AMOUNT
                                                        BENEFICIALLY PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       OWNED       CLASS
- ------------------------------------                    ------------ ----------
William H. Turner......................................     6,100         *
   Chemical Banking Corporation
   270 Park Avenue
   New York, New York 10017
Richard E. Snyder......................................         0         *
   350 Park Avenue
   New York, New York 10022
Kenneth H. Lind........................................    51,111         *
   Franklin Electronic Publishers, Inc.
   One Franklin Plaza
   Burlington, New Jersey 08016
Gregory J. Winsky......................................    45,416         *
   Franklin Electronic Publishers, Inc.
   One Franklin Plaza
   Burlington, New Jersey 08016
Michael Kemp...........................................    28,999         *
   Franklin Electronic Publishers (Europe) Ltd.
   7 Windmill Business Village
   Sunbury-on-Thames
   Middlesex, TW16 7DY
   United Kingdom
All executive officers and directors as a group (14
persons)...............................................   855,394        10%

- --------
* less than 1%

(1) Held by Bermuda Trust Company Ltd. as trustee of a trust of which James H. Simons and members of his immediate family are beneficiaries. Includes 92,305 shares which that trust has a right to acquire within sixty days upon the exercise of warrants.
(2) Includes 72,000 shares owned by certain trusts for Mr. David's children over which Mr. David has investment power and 7,692 shares which two of such trusts have the right to acquire within sixty days upon the exercise of warrants. Also includes 3,846 shares which a trust for Mr. David's benefit has the right to acquire within sixty days upon the exercise of warrants.
(3) Includes 5,250 shares held for the benefit of Mr. Morgan's children.
(4) Includes 11,851 shares held by or for the benefit of members of Mr. Simons' immediate family and 53 shares held by Renaissance Ventures Ltd., of which Mr. Simons is the chairman and sole shareholder. Also includes 7,692 shares which may be acquired upon the exercise of warrants held for the benefit of members of Mr. Simons' immediate family, which warrants are exercisable within sixty days.

  The foregoing table also includes shares which the following directors have the right to acquire within sixty days upon the exercise of options: Mr. David, 6,250 shares; Mr. Strange, 35,666 shares; Mr. Morgan, 1,600 shares; Mr. Simons, 21,559 shares; Mr. Lodish, 11,559 shares; Mr. Goldstein, 11,559 shares; Mr. Cohen, 21,559 shares; Mr. Schubel, 11,559 shares; and Mr. Turner, 3,100 shares. The foregoing table also includes shares which the following directors have the right to acquire within sixty days upon the exercise of warrants: Mr. David, 46,152 shares; and Mr. Cohen, 1,538 shares. The foregoing table also includes 124,664 shares which all executive officers who are not directors, as a group, have the right to acquire within sixty days upon the exercise of options.

  Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 and on representations from its executive officers and directors and persons who beneficially own more than 10 percent of the Common Stock, all filing requirements of Section 16(a) of the Securities Exchange Act of 1934 were complied with in a timely manner during the fiscal year ended March 31, 1995.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

  The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the Company's chief executive officer and its four most highly compensated executive officers, other than the chief executive officer (together, the "Named Executive Officers"), who were serving as executive officers of the Company or one of its subsidiaries or divisions during and at the end of the Company's last fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years:

                                           ANNUAL                 LONG-        ALL OTHER
                                        COMPENSATION        TERM COMPENSATION COMPENSATION
                                  ------------------------- ----------------- ------------
                                                                 AWARDS
                                                            -----------------
                                                     OTHER
                                                    ANNUAL     SECURITIES
                                                    COMPEN-    UNDERLYING
                                   SALARY   BONUS   SATION       OPTIONS
NAME AND PRINCIPAL POSITION  YEAR    $        $        $            #              $
- ---------------------------  ---- -------- -------- ------- ----------------- ------------
 Morton E. David(1).......   1995 $500,000 $284,000 $20,000           0         $68,050
  Chairman and               1994  450,000  186,096  20,000           0          10,530
  Chief Executive Officer    1993  300,000  163,810  20,000      75,000           8,870
 Michael R. Strange.......   1995  162,500   65,000       0       8,000               0
  Executive Vice             1994  155,000   60,000       0      12,000               0
  President                  1993  145,000   40,000       0           0               0
 Gregory J. Winsky........   1995  162,500   65,000       0       8,000               0
  Senior Vice President      1994  155,000   60,000       0      12,000               0
                             1993  145,000   45,000       0           0               0
 Kenneth H. Lind..........   1995  157,500   65,000       0       8,000               0
  Vice President,            1994  150,000   60,000       0      12,000               0
  Finance, and Treasurer     1993  140,000   45,000       0           0               0
 Michael Kemp(2)..........   1995  147,160   75,000       0      19,000           5,600
  Managing Director          1994  101,745   75,000       0      10,000           5,418
  Franklin Electronic        1993   92,070   20,300       0      15,000             624
  Publishers (Europe) Ltd.

- --------
(1) In May 1993, the Company purchased Mr. David's house for a price of $925,000. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." The Other Annual Compensation amounts represent payments made in connection with relocation. The All Other Compensation amount for the 1995 fiscal year represents a payment of insurance premium for life insurance and $56,000 accrued by the Company in respect of post-retirement payments to be made to Mr. David pursuant to the terms of his employment agreement (such amount represents one-tenth of the $560,000 accrued by the Company in fiscal 1995 in respect of payments to be made for the ten years of Mr. David's employment by the Company); for the 1994 and 1993 fiscal years, the All Other Compensation amounts represent payments of insurance premiums for life insurance.
(2) The All Other Compensation amounts represent payment of insurance premiums for life insurance and payments in connection with retirement benefits.

  No stock appreciation rights, long-term restricted stock awards or long-term incentive plan payouts (as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Option Plan granted to the Named Executive Officers during the fiscal year ended March 31, 1995.

                                    INDIVIDUAL GRANTS
                         ---------------------------------------
                                                                         POTENTIAL
                                                                     REALIZABLE VALUE
                                    PERCENT OF                       AT ASSUMED ANNUAL
                         NUMBER OF    TOTAL                           RATES OF STOCK
                         SECURITIES  OPTIONS                        PRICE APPRECIATION
                         UNDERLYING GRANTED TO                        FOR OPTION TERM
                          OPTIONS   EMPLOYEES  EXERCISE EXPIRA-  -------------------------
                         GRANTED(1) IN FISCAL   PRICE     TION        5%          10%
NAME                         #         YEAR      $/SH     DATE        $            $
- ----                     ---------- ---------- -------- -------- ------------ ------------
Morton E. David.........        0      N/A         N/A       N/A          N/A          N/A
Michael R. Strange......    8,000        5%     $11.25  5/4/2004 $     56,600 $    143,437
Gregory J. Winsky.......    8,000        5       11.25  5/4/2004       56,600      143,437
Kenneth H. Lind.........    8,000        5       11.25  5/4/2004       56,600      143,437
Michael Kemp............   15,000        9       11.25  5/4/2004      106,126      268,944
                            4,000        2       13.25  8/8/2004       33,331       84,468
All Shareholders(2).....                                          136,374,522  345,599,815

- --------
(1) Options with respect to one-third of the shares become exercisable on each of the first, second and third anniversaries of the date of grant.
(2) These figures were calculated assuming that the price of the 7,710,150 shares of Common Stock outstanding on March 31, 1995 increased from $28.125 per share at compound rates of 5% and 10% per year for ten years. The purpose of including this information is to indicate the potential realizable value at the assumed annual rates of stock price appreciation for the option term for all of the Company's shareholders.

                   AGGREGATE OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth information with respect to each exercise of stock options during the fiscal year ended March 31, 1995 by the Named Executive Officers and the value at March 31, 1995 of unexercised stock options held by the Named Executive Officers.

                                                             NUMBER OF
                                                            SECURITIES
                                                            UNDERLYING
                                                            UNEXERCISED          VALUE OF UNEXERCISED
                                                              OPTIONS                IN-THE-MONEY
                         SHARES ACQUIRED    VALUE            AT FISCAL                OPTIONS AT
                           ON EXERCISE   REALIZED(1)        YEAR-END(#)           FISCAL YEAR-END($)1
NAME                            #             $      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
- ----                     --------------- ----------- ------------------------- -------------------------
Morton E. David.........     93,750      $1,486,969             0/31,250           $    0 /$494,531
Michael R. Strange......     15,000         130,625        29,000/16,000            560,625/230,000
Gregory J. Winsky.......     12,000         174,750        26,000/16,000            500,250/230,000
Kenneth H. Lind.........     13,000         121,875        26,000/16,000            500,250/230,000
Michael Kemp............          0               0        13,333/30,667            200,829/474,421

- --------
(1) Fair market value of securities underlying the options minus the exercise price of the options at exercise or fiscal year end, as the case may be.

                           COMPENSATION OF DIRECTORS

  Each director of the Company who is not an employee of the Company or any of its subsidiaries receives, for his services as a director of the Company, an annual grant of options under the Option Plan to purchase the number of shares of Common Stock derived by dividing $30,000 (adjusted, since January 1, 1992, by a cost of living index) by the fair market value of a share of Common Stock on the date of grant. Pursuant to the Option Plan, on January 3, 1995, each outside director was granted an option to purchase 1,600 shares of Common Stock.

  On May 3, 1995, the Board of Directors unanimously approved certain amendments to the Option Plan, subject to shareholder approval. See "Amendments to the Company's Stock Option Plan." Among other things, the amended Option Plan provides that, if the amendments to the Option Plan are approved by the shareholders, (i) on July 27, 1995, each non-employee director who received the January 3, 1995 grant shall be granted an option to purchase 1,400 shares and
(ii) commencing in January 1996, each non-employee director shall be granted an annual option to purchase 3,000 shares of Common Stock. If the amendments to the Option Plan are not approved by the shareholders, the Option Plan will remain in effect in its current form.

  No cash payment is made to any non-employee director of the Company for service as a director nor do directors receive any fees from the Company for attending meetings of the Board of Directors.

                      EMPLOYMENT CONTRACTS, TERMINATION OF
                        EMPLOYMENT AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

  The Company has an employment agreement with Morton E. David (the "Employment Agreement") which provides, among other things, for Mr. David's continued employment as Chief Executive Officer of the Company until March 1999 at an annual salary of $550,000 for the fiscal year ending March 31, 1996. The annual salary for periods beginning April 1, 1996 has not yet been determined; however, the Employment Agreement provides that Mr. David's annual salary for such periods shall not be less than $550,000. The Employment Agreement also provides for payment of an annual cash bonus to Mr. David of two percent of the Company's consolidated pre-tax earnings. In May 1993, the Company purchased Mr. David's prior residence in accordance with the terms of Mr. David's then current employment agreement for a price of $925,000. Upon expiration of the term (the "Employment Term") of the Employment Agreement, the Company has agreed to retain Mr. David as a consultant for a twenty-four month period at a monthly fee of $2,000.

  Upon termination of the Employment Agreement due to Mr. David's injury or illness, the Company is required to pay Mr. David his salary and annual bonus for the balance of the Employment Term; upon termination of the Employment Agreement due to Mr. David's death, the Company is required to pay to Mr. David's estate his salary and annual bonus for the balance of the Employment Term. If the Employment Agreement is terminated without cause by the Company, the Company is required to make a lump sum payment to Mr. David in an amount equal to his then current salary for the balance of the Employment Term or for two years, whichever is less, and up to two times the average bonus paid to Mr. David for the two fiscal years immediately preceding the termination of the Employment Agreement. The Employment Agreement also provides that Mr. David shall have the right to terminate the agreement if he suffers a diminution in his authority in connection with his employment by the Company; in such event, the Company is required to pay Mr. David his salary and annual bonus for the balance of the Employment Term. However, if such diminution in authority is due to a change in control of the Company, the Company's obligation to Mr. David is limited to a payment of 50% of his salary and up to two times the annual bonus paid to Mr. David for the two years immediately preceding the termination of the Employment Agreement.

  The Employment Agreement includes a retirement plan pursuant to which the Company will pay Mr. David an annual amount equal to $7,500 times the number of years actually worked by Mr. David. Such amount would be payable to either Mr. David or his beneficiaries on a monthly basis after the end of the Employment Term; such payments are to be made until the later to occur of Mr. David's death or the date that 120 monthly payments have been made to Mr. David and/or his beneficiaries.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The members of the Compensation Committee for the fiscal year ended March 31, 1995 were Edward H. Cohen, Bernard Goldstein, Howard Morgan and James Simons.

  The law firm of Rosenman & Colin, of which Mr. Cohen is a partner, was engaged as the Company's outside general counsel in the fiscal year ended March 31, 1995 and will continue to be so engaged for the fiscal year ending March 31, 1996.

  The investment banking firm of Broadview Associates, L.P., of which Mr. Goldstein is the managing director, provided investment banking services to the Company in prior years and may continue to provide such services to the Company in the fiscal year ending March 31, 1996.

  Mr. Morgan provided consulting services to the Company in the fiscal year ended March 31, 1995 and may continue to provide such services to the Company in the fiscal year ending March 31, 1996.

  The investment advisory firm of Renaissance Technologies Inc., of which Mr. Simons is Chairman of the Board and sole shareholder, provided certain administrative services to the Company in the fiscal year ended March 31, 1995 and will continue to provide such services to the Company in the fiscal year ending March 31, 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The responsibilities of the Compensation Committee include administering the Option Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company.

 Overall Policy

  The Compensation Committee believes that the Company's officers have been largely responsible for the Company's success. Based on this belief, the Compensation Committee has structured the Company's compensation program (i) to compensate its executive officers on an annual basis with a cash salary at a sufficient level to retain and motivate these officers, (ii) to link a portion of executive compensation by means of annual bonuses to the Company's performance and (iii) to link a portion of executive compensation to appreciation of the Company's stock price by means of stock options. The objectives of this strategy are to attract and retain effective and highly qualified executives, to motivate executives to achieve the goals inherent in the Company's business strategy and to link executive and shareholder interest through stock options.

 Base Salaries

  Annual base salaries for the officers are determined by evaluating the performance of the individuals and their contributions to the performance of the Company and are based on the recommendation of Mr. David as chief executive officer. Financial results, as well as non-financial measures such as the magnitude of responsibility of the position, individual experience, and the Compensation Committee's knowledge of compensation practices for comparable positions at other companies are considered.

  In establishing Mr. David's annual base salary of $550,000 for the fiscal year ending March 31, 1996 (which was established in 1994 in conjunction with the execution of the Employment Agreement), the Compensation Committee took into account the Company's achievements in fiscal 1991 and 1992, its assessment of Mr. David's individual performance, as well as base salaries for chief executive officers at companies of comparable size and complexity, both public and private, known to members of the Compensation Committee. The Compensation Committee also took into account Mr. David's contribution to the Company's growth and diversity and his future anticipated contributions to the Company.

  In connection with the execution of the Employment Agreement, the Compensation Committee also awarded Mr. David a retirement plan pursuant to which payments will be made to Mr. David upon his retirement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

 Bonus Plan

  The Company's bonus plan is intended to focus the executives' attention on short-term or annual business results and to award executives each year based on their contributions to the profits of the Company. Six percent of the Company's consolidated pre-tax earnings are set aside for distribution under the bonus plan, in the form of cash bonuses, to employees other than Mr. David (for whom an additional two percent of such earnings is set aside for cash bonuses pursuant to the Employment Agreement). The participants in the bonus plan and their level of participation are determined by the Compensation Committee in its discretion, based on the recommendation of Mr. David, and are based on an evaluation of the performance, level of responsibility and leadership of the individual executives in relation to corporate results.

 Long-term Incentives

  Under the Option Plan, stock options are granted to executives of the Company. Stock options are designed to focus the executives' attention on stock values and to align the interests of executives with those of the shareholders. Stock options are customarily granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the third anniversary of the date of grant. The options generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to executives to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years. Options are generally granted to Mr. David based on the Compensation Committee's assessment of his individual performance and to executive officers based on the recommendation of Mr. David.

            COMPENSATION COMMITTEE
        Edward H. Cohen    Howard Morgan
        Bernard Goldstein  James Simons

                               PERFORMANCE GRAPH

  The following performance graph is a line graph comparing the yearly change in the cumulative total shareholder return on the Common Stock against the cumulative return of the Russell 3000 companies, and a line of business index comprised of the Russell 3000 Publishing companies for the five fiscal years ended March 31, 1995. In addition, the graph also compares such return against the cumulative return of the Russell 3000 Office and Business Equipment companies, the line of business index utilized by the Company in such graph in fiscal 1994. The Company believes that, given the shift in focus of the Company's business and the increasing identification of the Company with the publishing industry, the Russell 3000 Publishing companies index is a more appropriate line of business comparative index for the Company than the Russell 3000 Office and Business Equipment companies index.


                             [CHART: SEE ATTACHED]


                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
       AMONG RUSSELL 3000 ALL COMPANIES, RUSSELL 3000 OFFICE & BUSINESS
       EQUIPMENT, RUSSELL 3000 PUBLISHING AND FRANKLIN ELECTRONIC PUBLISHER

                                             Russell
                                 Russell       3000
                                  3000       Office &     Russell     Franklin
Measurement period                 All       Building      3000      Electronic
(Fiscal Year Covered)           Companies     Equip      Publishing  Publisher
- ---------------------           ---------    --------    ----------  ----------
Measurement PT -
3/31/90                         $ 100        $ 100       $ 100        $ 100

FYE 3/31/91                     $ 114.071    $ 109.263   $ 112.178    $  80.556
FYE 3/31/92                     $ 129.034    $  97.294   $ 128.633    $ 250
FYE 3/31/93                     $ 149.801    $  86.274   $ 152.419    $ 411.111
FYE 3/31/94                     $ 153.333    $  96.173   $ 161.453    $ 294.444
FYE 3/31/95                     $ 174.116    $ 118.343   $ 168.575    $ 625

  VALUE OF $100.00 INVESTED OVER FIVE YEARS:

      Franklin Electronic Publishers Incorporated Common Stock......... $625.00
      Russell 3000 companies........................................... $174.12
      Russell 3000 Office and Business Equipment companies............. $118.34
      Russell 3000 Publishing companies................................ $168.58

                 AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN

  The Company currently has in effect the Option Plan, which was adopted as of July 31, 1988. Under the Option Plan, the Company may grant to eligible individuals incentive stock options, as defined in Section

422(b) of the Internal Revenue Code of 1986 (the "Code"), and non-incentive stock options. Only employees of the Company and its subsidiary operations are eligible to receive incentive stock options under the Option Plan. Directors who are not employees of the Company receive, in lieu of a fee for service as director, a non-discretionary annual grant of non-incentive stock options to purchase the number of shares of Common Stock derived by dividing $30,000 (adjusted since January 1, 1992 by a cost of living index) by the fair market value of a share of Common Stock on the date of grant.

  The Option Plan currently authorizes the Company to grant options to purchase an aggregate of 1,750,000 shares of Common Stock. The Option Plan has only 94,683 shares remaining available for grant. The Board believes that such number of shares is inadequate for current and future requirements. The Compensation Committee recommended to the Board which approved, subject to approval by the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting, an increase in the number of shares of Common Stock with respect to which options may be granted under the Option Plan from 1,750,000 to 2,250,000 shares.

  Effective for taxable years of the Company beginning after 1993, the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") generally prohibits the Company from deducting compensation of a "covered employee" to the extent the compensation exceeds $1 million per year. For this purpose, "covered employee" means the chief executive officer of the Company and the four most highly compensated executive officers other than the chief executive officer. Certain "performance based" compensation including, under certain circumstances, stock option compensation will not be subject to, and will be disregarded in applying, the $1 million deduction limitation. The Internal Revenue Service has only recently issued regulations concerning the $1 million deduction limitation to which it has already proposed certain amendments and, accordingly, substantial uncertainty exists as to the scope of the limitation and its application to grants and awards under the Option Plan. The intent of the Compensation Committee is that stock options granted under the Option Plan will qualify as performance based compensation under the 1993 Act.

  Accordingly, at the recommendation of the Compensation Committee, the Board of Directors unanimously adopted and recommends that the shareholders approve certain amendments to the Option Plan to (i) provide for the administration of the Option Plan by the Compensation Committee, the members of which are "outside directors" within the contemplation of Section 162(m)(4) of the Code,
(ii) prohibit the grant of non-incentive options to persons who are or may reasonably become "covered employees" under Section 162(m) of the Code at a price below fair market value of the Common Stock on the date of grant and
(iii) provide that no participant be granted, in any fiscal year, options to purchase more than 100,000 shares of Common Stock.

  In addition, the Board unanimously approved and recommends that the shareholders approve amendments to the Option Plan to (i) change the number of shares subject to options granted to the Company's non-employee directors from the formula-based number described above to a non-discretionary annual grant of non-incentive stock options to purchase 3,000 shares of Common Stock commencing on January 1, 1996, (ii) provide for the grant, on July 12, 1995, to each non-employee director of an option to purchase shares equal to 3,000 minus the number of shares of Common Stock with respect to which such director was granted options on January 3, 1995, (iii) prohibit any participant who makes a "hardship withdrawal" within the meaning of Section 401(k) of the Code from exercising any option for a period of one year from the date of such withdrawal and (iv) require that any share of Common Stock tendered in payment of the exercise price of an option have been owned by the participant for a period of not less than six months prior thereto.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING AMENDMENTS TO THE OPTION PLAN.

  If the proposed amendments to the Option Plan are not approved, the Option Plan will continue to remain in effect in its present form.

NATURE AND PURPOSE OF THE OPTION PLAN

  The purpose of the Option Plan is to induce key employees and directors of and consultants to the Company and its subsidiaries to remain in the employ or service of the Company and its subsidiaries, to attract new employees, directors and consultants and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board believes that the Option Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. The approximate number of persons eligible to participate in the Option Plan is 100.

  The Option Plan also provides that the Compensation Committee appointed by the Board of Directors to administer the Option Plan may grant options to employees and other personnel of another corporation which is acquired by the Company in exchange for any outstanding options to purchase securities of the acquired corporation. The price at which such options are granted and the time at which such options may be exercised are to be determined by the Compensation Committee based upon the terms of the assumed options and of the acquisition.

DURATION AND MODIFICATIONS

  The Option Plan will terminate not later than April 25, 1998. The Board may at any earlier time terminate the Option Plan or make such modifications to the Option Plan as it may deem advisable. However, except in certain limited circumstances, the Board may not, without further approval by the shareholders, increase the number of shares of Common Stock as to which options may be granted under the Option Plan, change the class of persons eligible to participate in the Option Plan, change the manner of determining option prices which would result in a decrease in the option prices, or extend the period during which an option may be granted or exercised.

ADMINISTRATION OF THE OPTION PLAN

  The Option Plan is administered by the Compensation Committee. The Compensation Committee consists of two or more persons appointed by the Board of Directors, all of whom must be "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934. If the proposed amendments to the Option Plan are adopted, the members of the Compensation Committee must also be "outside directors" within the contemplation of Section 162(m)(4) of the Code. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board. The present members of the Compensation Committee are Messrs. Cohen, Simons, Morgan and Goldstein. The Compensation Committee has discretion to determine the participants under the Option Plan, the time and price at which options will be granted, the period during which options will be exercisable, the number of shares subject to each option and whether an option shall be an incentive stock option, a non-incentive stock option or a combination thereof, but does not have the discretion to determine any of the foregoing with respect to options granted to non-employee directors, which are non-discretionary in nature. The members of the Compensation Committee do not receive additional compensation for service in connection with the administration of the Option Plan.

DESCRIPTION OF OPTIONS

  Under the Option Plan, the per share exercise price of any option which is an incentive stock option shall not be less than the fair market value of a share of Common Stock on the date of grant, and the per share exercise price of any option which is a non-incentive stock option shall not be less than 75% of such fair market value. If the proposed amendments to the Option Plan are adopted, no non-incentive option may be granted to any persons who are or may reasonably become "covered employees" under Section 162(m) of the Code at a price below fair market value on the date of grant. Options granted to non-employee directors are granted at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant. The aggregate fair market value of the shares of Common Stock for which a participant may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000.

  An option granted under the Option Plan is generally exercisable to the extent of one-third of the shares of Common Stock covered thereby after the first anniversary of the date of grant, two-thirds after the second anniversary of the date of grant, and in full after the third anniversary of the date of grant. An option granted to a non-employee director is generally exercisable six months after the date of grant. However, the Compensation Committee at the time of grant may provide that an option may be exercised in whole or in part prior to the time that it would otherwise be exercisable under the Option Plan, provided, however, that no option may be exercisable until six months after the date of grant. Upon the exercise of an option, the option price must be paid in cash or, if the Compensation Committee so determines at the time of the grant of the option, in shares of Common Stock. If the proposed amendments to the Option Plan are adopted, any such shares tendered in payment of the exercise price of an option must have been held by the optionee for a period of not less than six months. An option may not be granted for a period in excess of ten years from the date of grant. The Compensation Committee also has the authority to implement procedures to allow a broker-dealer selected by an optionee to make payment of all or any portion of the option price upon exercise of an option and receive on behalf of such optionee all or a portion of the shares of Common Stock issuable upon exercise.

  In the event of the death, permanent disability or retirement of an optionee after his or her sixty-fifth birthday, all options theretofore granted shall become immediately exercisable and, if not exercised, shall terminate, generally within six months of such optionee's death, permanent disability or retirement. In all other cases, in the event an optionee leaves the employ or services of the Company or any of its subsidiaries, any options previously granted to but not exercised by such optionee shall terminate, generally within 90 days after the termination of such optionee's service to, or employment with, the Company. Options are not transferable except upon the death of the optionee.

  If the fair market value of the Common Stock declines below the option price of any option (other than options granted to non-employee directors), the Compensation Committee (with the prior approval of the Board) may cancel and regrant such option or take any similar action it deems to be for the benefit of the optionee in light of such declining value.

  The number of shares reserved for issuance under the Option Plan and the number of shares covered by each option granted under the Option Plan will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, all outstanding options shall terminate.

SECURITIES SUBJECT TO THE OPTION PLAN

  Upon approval by the shareholders of the Company of the proposed increase in the number of shares of Common Stock with respect to which options may be granted under the Option Plan, an additional 500,000 authorized but unissued shares of the Common Stock will be reserved for issuance upon the exercise of options granted under the Option Plan (in addition to the 1,750,000 previously reserved). The number of authorized but unissued shares so reserved under the Option Plan would be reduced from time to time to the extent that a corresponding amount of issued and outstanding shares are purchased by the Company and set aside for issue upon the exercise of options granted under the Option Plan. If any such options were to expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto would again become available for the purposes of the Option Plan.

  The market value of the Common Stock, as of June 27, 1995, was $26.50 per share.

FEDERAL INCOME TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF OPTIONS

  The following discussion of the federal income tax consequences of the granting and exercise of options under the Option Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

 Non-Incentive Stock Options

  No income will be recognized by an optionee at the time a non-incentive stock option is granted. Ordinary income will be recognized by an optionee at the time a non-incentive stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the option price. In the case of an employee of the Company, this ordinary income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

  The Company will be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the optionee with respect to his or her non-incentive stock option.

  If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received.

  Capital gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-incentive stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of any non-incentive stock option will be equal to the sum of the exercise price of such non-incentive stock option and the amount included in income with respect to such option.

 Incentive Stock Options

  In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an optionee or a deduction to the Company.

  The sale of Common Stock received pursuant to the exercise of an incentive stock option which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an incentive stock option, an optionee must neither dispose of such shares within two years after such incentive stock option is granted nor within one year after the exercise of such incentive stock option. In addition, an optionee generally must be an employee of the Company (or of a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of such incentive stock option.

  If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the option price or (b) the amount realized on the disposition minus the option price, will be treated as ordinary income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

  If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an incentive stock option will be treated as a taxable disposition if the transferred shares are not held by the optionee for the requisite holding period.

  An incentive stock option is treated as if it were a non-incentive stock option for purposes of the alternative minimum tax.

CERTAIN INFORMATION WITH RESPECT TO OPTIONS GRANTED

  The following table sets forth, with respect to the Named Executive Officers, all executive officers as a group, all non-employee directors as a group, and all employees as a group, the number of shares of Common Stock subject to options granted during the year ended March 31, 1995 and certain related information.

   NAME OF INDIVIDUAL           CAPACITIES        NUMBER OF SHARES
     INDIVIDUAL OR               IN WHICH            SUBJECT TO    AVERAGE PER SHARE
   IDENTITY OF GROUP              SERVED               OPTION       EXERCISE PRICE
   ------------------    ------------------------ ---------------- -----------------
Morton E. David(1)...... Chairman and Chief
                         Executive Officer                -0-              N/A
Michael R. Strange...... Executive Vice President       8,000           $11.25
Gregory J. Winsky....... Senior Vice President          8,000            11.25
Kenneth H. Lind......... Vice President, Finance,
                         and Treasurer                  8,000            11.25
Michael Kemp............ Managing Director,
                          Franklin Electronic
                          Publishers (Europe)
                          Ltd.                         19,000            11.67
All executive officers
 as a group
 (6 persons)............                               53,000            11.40
All non-employee
 directors as a group
 (7 persons)............                               12,700            19.63
All employees (except
 executive officers)
 as a group (51
 persons)...............                              121,500            15.95

- --------
(1) Options to purchase 100,000 shares of Common Stock at an exercise price of $27.75 per share were granted to Mr. David on April 10, 1995. Options with respect to up to 11,111, 33,333, 66,666, 88,888 and 100,000 shares may be exercised on the first, second, third, fourth and fifth anniversaries, respectively, of the date of grant. The grant of such shares is subject to shareholder approval of the amendments to the Option Plan described herein. If such amendments are not approved by the shareholders, such grant will be null and void. See "Compensation Committee Report on Executive Compensation."

  Approval of the increase in the number of shares of Common Stock with respect to which options may be granted under the Option Plan and the other amendments thereto discussed above requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR SUCH INCREASE AND THE OTHER AMENDMENTS DISCUSSED ABOVE UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                             SELECTION OF AUDITORS

  The Audit Committee has recommended to the Board of Directors, and the Board of Directors has selected, Feldman Radin & Co., P.C., independent auditors, as auditors of the Company for the fiscal year ending March 31, 1996. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to select other auditors for the fiscal year ending March 31, 1996.

  It is expected that representatives of Feldman Radin & Co., P.C. will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The law firm of Rosenman & Colin, of which Mr. Cohen is a senior partner, was engaged as the Company's general outside counsel in the fiscal year ended March 31, 1995 and will continue to be so engaged for the fiscal year ending March 31, 1996. Payment for such services amounted to approximately $34,480 for the fiscal year ended March 31, 1995.

  The investment banking firm of Broadview Associates, L.P., of which Mr. Goldstein is the managing director, provided investment banking services to the Company in prior years and may continue to provide such services to the Company. The Company did not make any payments in connection with such services during the fiscal year ended March 31, 1995.

  Mr. Morgan provided consulting services to the Company in the fiscal year ended March 31, 1995 and will continue to provide such services to the Company in the fiscal year ending March 31, 1996. Payments for such services amounted to approximately $30,100 for the fiscal year ended March 31, 1995.

  The firm of Renaissance Technologies Inc., of which Mr. Simons is Chairman of the Board and sole shareholder, provided certain administrative services to the Company in the fiscal year ended March 31, 1995 and will continue to provide such services to the Company in the fiscal year ending March 31, 1996. Payments made for such services amounted to approximately $39,000 for the fiscal year ended March 31, 1995.

                                 MISCELLANEOUS

  Any proposal of an eligible shareholder intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than March 1, 1996.

  The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

  The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals.

  Copies of the 1995 Annual Report to Shareholders, which includes the Company's Annual Report to the Securities and Exchange Commission (Form 10-K), are being mailed to shareholders simultaneously with this Proxy Statement.

                                          By order of the Board of Directors,

                                          GREGORY J. WINSKY
                                          Secretary

Burlington, New Jersey
June 29, 1995

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED


             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JULY 27, 1995


          This Proxy is Solicited On Behalf of the Board of Directors


     The undersigned hereby appoints MORTON E. DAVID and GREGORY J. WINSKY, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED to be held on Thursday, July 27, 1995 at 9:30 A.M. at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York. The Board of Directors recommends a vote FOR proposals 1, 2 and 3.


1.  ELECTION OF DIRECTORS

      ____ FOR all nominees    ____ WITHHOLD AUTHORITY
                                              to vote for all nominees

     Edward H. Cohen, Morton E. David, Bernard Goldstein, Leonard M. Lodish, Howard L. Morgan, Jerry R. Schubel, James H. Simons, Richard E. Snyder, Michael
R. Strange and William H. Turner.

     Shareholders may withhold authority to vote for any nominee(s) by writing the name of that nominee in the space provided below.

- -------------------------------------------------------------------------------


2. APPROVAL of the increase in the number of shares with respect to which options may be granted under the Company's 1988 Stock Option Plan and certain other amendments thereto as set forth in the accompanying Proxy Statement.

         ___ FOR    ___ AGAINST    ___ ABSTAIN


3. APPROVAL of the appointment of auditors as set forth in the accompanying Proxy Statement.

         ___ FOR    ___ AGAINST    ___ ABSTAIN

4. The proxy is authorized to transact such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR items 1, 2 and 3 and in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.


                                                Dated: ________________, 1995


     _____________________________
     Print Name

     _______________________________
     Signature

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


               PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                      FRANKLIN ELECTRONIC PUBLISHERS, INC.
                               STOCK OPTION PLAN
            (As Amended and Restated Effective as of July 27, 1995)



1.  Purpose.
    -------

     The purpose of this Stock Option Plan (the "Plan") is to induce key personnel, including employees, officers, directors and independent contractors, to remain in the employ or service of Franklin Electronic Publishers, Inc. (the "Company") and its present and future subsidiary corporations ("Subsidiaries"), to attract new key personnel and to encourage such key personnel to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options ("Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) options which are not "incentive stock options" ("non-incentive stock options") or (c) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 4 hereof at the time of the grant thereof.

2.  Effective Date of the Plan.
    --------------------------

     The Plan, as amended and restated by resolution of the Board on July 12, 1995, shall become effective on July 12, 1995, subject to ratification by the stockholders at the 1995 Annual Meeting of the Stockholders of the Company.

3.  Stock Subject to Plan.
    ---------------------

     2,250,000 of the authorized but unissued shares of the common stock, no par value, of the Company (the "Common Stock") are hereby reserved for issue upon the exercise of Options; provided, however, that the number of shares so
                         --------  -------
reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4.  Committee.
    ---------

     The committee shall consist of two or more members of the Board, both or all of whom shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the contemplation of
Section 162(m)(4)(C) of the Code. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a duly called meeting of the Committee at which a quorum is present. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

5.  Administration.
    --------------

     The Plan shall be administered by the Committee. The Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the option agreements or certificates which evidence Options, to determine the individuals (the "Participants") to whom and the times and the prices at which Options shall be granted, the periods during which Options shall be exercisable, the number of shares of the Common Stock to be subject to Options and whether Options shall be incentive stock options or non-incentive stock options and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 4 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

6.  Eligibility.
    -----------

     An Option may be granted only to (a) key employees of the Company or a Subsidiary (including officers and/or directors), (b) directors of the Company who are not employees or officers of the Company or a Subsidiary, (c) independent contractors hired by the Company or a Subsidiary to provide, on a regular basis, consulting services for the Company or a Subsidiary and (4) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume.

7.  Option Prices.
    -------------

     A. Except as otherwise provided in Section 21 hereof, the initial per share option price of any Option which is an incentive stock option shall not be less than the fair market value of a share of the Common Stock on the date such Option is granted; provided, however, that, in the case of a Participant who owns more
         --------  -------
than 10% of the Common Stock at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date such Option is granted.

     B. Except as otherwise provided in Section 21 hereof, the initial per share option price of any Option which is a non-incentive stock option shall not be less than 75% of the fair market value of a share of the Common Stock on the date such Option is granted; provided, however, that the initial per share
                             --------  -------
option price of any non-incentive option which is granted to a person who is or who in the opinion of the Committee may become a "covered employee" within the contemplation of Section 162(m)(3) of the Code shall not be less than 100% of the fair market of a share of the Common Stock on the date such Option is granted.

     C. For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be determined in good faith by the Committee.

8.  Option Term.
    -----------

     Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 21 hereof, in
- --------  -------
the case of a Participant who owns more than 10% of the Common Stock at the time an Option which is an incentive stock option is granted to him, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

9.  Limitations on Amount of Stock Options Granted.
    ----------------------------------------------

     A. Except as otherwise provided in Section 21 hereof, the aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

     B. No Participant shall, during any fiscal year of the Company, be granted Options to purchase more than 100,000 shares of the Common Stock.

10.  Exercise of Options.
     -------------------

     A. Except as otherwise provided in Section 9A hereof, a Participant may exercise each Option granted to him in such installments as the Committee shall determine at the time of the grant thereof; provided, however, that, unless the
                                            --------  -------
Committee shall otherwise determine, a Participant may not exercise an Option prior to the first anniversary of the date of the granting of such Option to him and a Participant may (i) during the period commencing on the first anniversary of the date of the granting of an Option to him and ending on the day preceding the second anniversary of such date, exercise such Option with respect to one-third of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to two-thirds of the shares granted thereby and (iii) during the period commencing on such third anniversary, exercise such Option with respect to all of the shares granted thereby; provided, further, however, that, except
                                      --------  -------  -------
as otherwise provided in Section 21 hereof, notwithstanding any other provisions of the Plan to the contrary, no Option shall be exercisable until the date which is six months after the date on which such Option is granted.

     B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

     C. The Committee may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable in accordance with the provisions of Section 10A.

     D. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the Common Stock so specified; provided,
                                                                   --------
however, that all or any portion of such payment may be made in kind by the
- -------
delivery of shares of the Common Stock which have been owned by the Participant for a minimum period of six months having a fair market value on the date of delivery equal to the portion of the option price so paid; provided, further, however, that, subject to the
                      --------  -------  -------
requirements of Regulation T (as in effect from time to tim) promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and to receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

     E. If the Company and/or one or more of its Subsidiaries shall maintain a "cash or deferred arrangement" within the meaning of Section 401(k)(2) of the Code, and if any Participant shall effect a withdrawal therefrom by reason of a "hardship" within the contemplation of section 401(k)(2)(B)(iv) of the Code, then, notwithstanding any other provision of the Plan or of any stock option agreement or certificate entered into or issued in accordance with the provisions of the Plan, no Option may be exercised by such Participant during the period of one year commencing on the date of such withdrawal.

11.  Transferability.
     ---------------

     No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him.

12.  Termination of Service.
     ----------------------

     In the event a Participant leaves the employ or service of the Company and the Subsidiaries for any reason other than death, retirement on or subsequent to his 65th birthday or permanent disability, whether voluntarily or otherwise, each Option granted to him shall, to the extent it is exercisable on the date of such termination of employment or service, terminate upon the earlier to occur of (i) the expiration of 90 days after such termination of employment or service or (ii) the expiration date specified in such Option. In the event a Participant's employment or service with the Company and the Subsidiaries terminates by reason of his death or permanent disability or by reason of his retirement on or subsequent to his 65th birthday, each Option granted to him shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of six months after the date of such death or permanent disability or such retirement or (ii) the expiration date specified in such Option.

13.  Adjustment of Number of Shares.
     ------------------------------

     In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option, the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by Options and the number of shares set forth in Sections 9B and 22B hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option, for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by Options and for each share of the Common Stock referred to in Sections 9B and 22B hereof the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitable requires an adjustment in the number or kind of shares then subject to any Option, the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by Options and the number of shares set forth in Sections 9B and 22B hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each outstanding Option. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each Option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this
Section 13. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any Option. In the event of the dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, all outstanding Options shall terminate.

14.  Purchase for Investment, Withholding and Waivers.
     ------------------------------------------------

     A. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will be required, as a condition of the Company's obligation to issue such shares, to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

     B. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

     C. Each Participant shall be required, as a condition of exercising any non-incentive stock option, to make such arrangements with the Company with respect to withholding as the Committee may determine.

15.  No Stockholder Status.
     ---------------------

     Neither any Participant nor his legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

16.  No Restrictions on Corporate Acts.
     ---------------------------------

     Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

17.  Decline in Market Price.
     -----------------------

     In the event that the fair market value of the Common Stock declines below the option price set forth in any Option, the Committee may, at any time, adjust, reduce, cancel and regrant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Common Stock; provided, however, that none of
                                                 --------  -------
the foregoing actions may be taken without the prior approval of the Board.

18.  No Employment Right.
     -------------------

     Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ or other service of the Company or such Subsidiary.

19.  Amendment of the Plan.
     ---------------------

     The Board may at any time make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further
                --------  -------
approval of stockholders representing a majority of the outstanding shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders increase the number of shares of the Common Stock as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of section 13 hereof), or change the class of persons eligible to participate in the Plan or change the manner of determining the option prices which would result in a decrease in the option price, or extend the period during which an Option may be granted or exercised. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

20.  Expiration and Termination of the Plan.
     --------------------------------------

     The Plan shall terminate on April 25, 1998, or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

21.  Options Granted in Connection with Acquisitions.
     -----------------------------------------------

     In connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an "Acquired Subsidiary"), Options may be granted to employees and other personnel of an Acquired Subsidiary in exchange or substitution for then outstanding options to purchase securities of the Acquired Subsidiary, such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, as the

Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.

22.  Options for Outside Directors.
     -----------------------------

     A. Notwithstanding any other provision of the Plan, a director of the Company who is not an employee of the Company or a Subsidiary (an "Outside Director") shall be eligible to receive an Option only in accordance with the terms and conditions of this Section 22. Except as otherwise provided in this
Section 22, each such Option shall be subject to all of the provisions of the Plan.

     B.   I.   On July 27, 1995, each Outside Director shall be granted an
Option to purchase 1,600 shares of the Common Stock; provided, however, that, in
                                                     --------  -------
the case of any Outside Director who shall have become such after the first regularly scheduled meeting of the Board during calendar year 1995, the number "1,600" shall be deemed to be the number equal to the excess of the product of
                                                      ------ --
3,000 and the fraction the numerator of which shall be the number of regularly scheduled meetings of the Board remaining in such calendar year and the denominator of which shall be four over the number of Options previously granted
                                   ----
to such Outside Director during such calendar year.

          II. On the first business day of January 1996 and on the first business day of January of each year thereafter, each Outside Director shall be granted an Option to purchase 3,000 shares of the Common Stock; provided, however, that, if an Outside Director
                            --------  -------
shall become an Outside Director after the first regularly scheduled meeting of the Board during any calendar year, on the first business day on which he shall be an Outside Director, he shall be granted an Option to purchase the number of shares of the Common Stock equal to the product of 3,000 and the fraction the numerator of which shall be the number of regularly scheduled meetings of the Board remaining in such calendar year and the denominator of which shall be four.

         III. The per share option price of each Option granted to an Outside Director pursuant to the provisions of this Section 22B shall be equal to the fair market value of a share of the Common Stock on the date such Option is granted.

          IV. The term of each Option granted to an Outside Director shall be ten years.

     C. Any Option granted to any Outside Director shall be exercisable as to all shares of the Common Stock covered thereby commencing on the date six months after the date on which such Option is granted.

     D. The provisions of this Section 22 may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are not Outside Directors, and the provisions of this Section 22 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the regulations or rules thereunder.

                                       17